REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders of
Innovative Restaurant Concepts, Inc. and the Partners of Cobb/Gwinnett Rio, Ltd.,
Rio Real Estate, L.P., and
CG Restaurant Partners, Ltd.:


We have audited the accompanying combined balance sheets of INNOVATIVE RESTAURANT CONCEPTS, INC. (a Georgia corporation) AND SUBSIDIARIES, COBB/GWINNETT RIO, LTD. (a Georgia limited partnership), RIO REAL ESTATE, L.P. (a Georgia limited partnership), AND CG RESTAURANT PARTNERS, LTD. (a Georgia limited partnership) as of December 25, 1994 and December 26, 1993 and the related combined statements of operations, stockholders' equity and partners' capital, and cash flows for each of the three years in the period ended December 25, 1994. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innovative Restaurant Concepts, Inc. and subsidiaries, Cobb/Gwinnett Rio, Ltd., Rio Real Estate, L.P., and CG Restaurant Partners, Ltd., as of December 25, 1994 and December 26, 1993 and the results of their operations and their cash flows for each of the three years in the period ended December 25, 1994 in conformity with generally accepted accounting principles.

As discussed in Note 9 to the financial statements, the stockholders and partners of the Companies entered into an agreement on October 14, 1994 to exchange 100% of the outstanding common stock and partnership units of the Companies for common stock of an unrelated entity.





ARTHUR ANDERSEN LLP
Atlanta, Georgia
March 22, 1995

             INNOVATIVE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES,
                COBB/GWINNETT RIO, LTD., RIO REAL ESTATE, L.P.,
                        AND CG RESTAURANT PARTNERS, LTD.
                            COMBINED BALANCE SHEETS
                    DECEMBER 25, 1994 AND DECEMBER 26, 1993
                                 (In Thousands)

                                                                                         1994              1993
                                     ASSETS
CURRENT ASSETS:
   Cash.........................................................................     $     840         $   1,130
   Accounts receivable..........................................................           476               440
   Inventories..................................................................           522               432
   Note receivable (Note 8).....................................................             0               600
   Prepaid expenses.............................................................           125               207
   Refundable income taxes......................................................           341                 0
      Total current assets......................................................         2,304             2,809
PROPERTY AND EQUIPMENT, at cost:
   Land.........................................................................         6,631             5,738
   Building and improvements....................................................        10,016             7,435
   Leaseholds and leasehold improvements........................................         6,842             6,576
   Furniture, fixtures, and equipment...........................................         9,425             8,171
                                                                                        32,914            27,920
   Less accumulated depreciation and amortization...............................       (10,459)           (8,590)
      Property and equipment, net...............................................        22,455            19,330
OTHER ASSETS:
   Goodwill, net of amortization of $206 and $106 in 1994 and 1993, respectively
      (Notes 2 and 7)...........................................................         1,796             1,896
   Pre-opening costs, net of amortization of $1,800 and $1,436 in 1994 and 1993,
      respectively..............................................................           930               603
   Other........................................................................           833               313
      Total other assets........................................................         3,559             2,812
                                                                                     $  28,318         $  24,951

           LIABILITIES AND STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
   Accounts payable.............................................................     $   1,241         $     957
   Accrued expenses.............................................................         1,136               700
   Accrued rent.................................................................           500               489
   Accrued salaries and bonuses.................................................         1,093               819
   Accrued property and sales taxes.............................................           348               283
   Current maturities of long-term debt.........................................         1,145               930
   Demand note payable..........................................................           584                36
   Income taxes payable.........................................................             0               166
   Deferred income taxes (Note 6)...............................................           206                75
      Total current liabilities.................................................         6,253             4,455
LONG-TERM DEBT, less current maturities.........................................        10,638            11,257
DEFERRED INCOME TAXES (Note 6)..................................................           450               212
COMMITMENTS (Notes 4, 8 and 9)
STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL (Notes 5 and 7):
   Limited partners' capital....................................................         1,747             1,604
   Innovative Restaurant Concepts, Inc. common stock, $.0333 par value;
      10,000,000 shares authorized, 3,215,883 and 3,218,943 shares issued
      and outstanding in 1994 and 1993, respectively............................           107               107
   Additional paid-in capital...................................................         7,209             7,217
   Retained earnings............................................................         2,380               565
                                                                                        11,443             9,493
   Less subscriptions receivable (Note 5).......................................          (466)             (466)
      Total stockholders' equity and partners' capital..........................        10,977             9,027
                                                                                     $  28,318         $  24,951

 The accompanying notes are an integral part of these combined balance sheets.

             INNOVATIVE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES,
                COBB/GWINNETT RIO, LTD., RIO REAL ESTATE, L.P.,
                        AND CG RESTAURANT PARTNERS, LTD.
                       COMBINED STATEMENTS OF OPERATIONS
                     FOR THE YEARS ENDED DECEMBER 25, 1994,
                    DECEMBER 26, 1993, AND DECEMBER 27, 1992
                                 (In Thousands)


                                                                       1994              1993               1992

 REVENUE......................................................     $  54,052         $  42,443          $  29,264
 COST OF SALES:
    Food and beverage.........................................        16,107            12,674              9,239
    Labor.....................................................        16,238            13,094              8,055
    Direct and occupancy......................................        13,221            10,833              8,073
    Preopening expenses.......................................           364               273                223
       Total cost of sales....................................        45,930            36,874             25,590
 GENERAL AND ADMINISTRATIVE EXPENSES..........................         3,910             2,905              2,386
 AMORTIZATION OF GOODWILL.....................................           100                93                 15
 OPERATING INCOME.............................................         4,112             2,571              1,273
 OTHER INCOME (EXPENSE):
    Investment income.........................................            59                22                 29
    Interest expense..........................................          (802)             (607)              (309)
    Total other expense.......................................          (743)            (585)              (280)
 INCOME BEFORE INCOME TAXES...................................         3,369             1,986                993

 PROVISION FOR INCOME TAXES (Note 6)..........................           934               590                264
 NET INCOME...................................................         2,435             1,396                729

 PRO FORMA PROVISION FOR INCOME TAXES OF
    PARTNERSHIPS (Notes 1 and 6)..............................           193               174                117
 PRO FORMA NET INCOME.........................................     $   2,242         $   1,222          $     612


   The accompanying notes are an integral part of these combined statements.

             INNOVATIVE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES,
                COBB/GWINNETT RIO, LTD., RIO REAL ESTATE, L.P.,
                        AND CG RESTAURANT PARTNERS, LTD.
       COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL
                     FOR THE YEARS ENDED DECEMBER 25, 1994,
                    DECEMBER 26, 1993, AND DECEMBER 27, 1992
                                 (In Thousands)



                                           Limited                                               Retained
                                          Partners'          Common Stock          Paid-In       (Deficit)
                                           Capital        Shares       Amount      Capital       Earnings        Total

BALANCE, December 29, 1991
   (Unaudited)..........................   $1,559         2,617         $ 87       $5,213        $  (797)      $ 6,062

   Net income...........................      307             0            0            0            422           729
   Partnership distributions............     (207)            0            0            0              0          (207)
   Stock options exercised (Note 5).....        0            56            2          123              0           125
   Stock issuance related to
     acquisition of business (Note 7)...        0           358           12        1,253              0         1,265
BALANCE, December 27, 1992..............    1,659         3,031          101        6,589           (375)        7,974

   Net income...........................      456             0            0            0            940         1,396
   Partnership distributions............     (511)            0            0            0              0          (511)
   Stock options exercised (Note 5).....        0           125            4          410              0           414
   Stock issuance related to
     acquisition of minority interest
     (Note 2)...........................        0            63            2          218              0           220
BALANCE, December 26, 1993..............    1,604         3,219          107        7,217            565         9,493

   Net income...........................      620             0            0            0          1,815         2,435
   Partnership distributions............     (477)            0            0            0              0          (477)
   Stock repurchase.....................        0            (3)           0           (8)             0            (8)
BALANCE, December 25, 1994..............   $1,747         3,216         $107       $7,209        $ 2,380       $11,443


    The accompanying notes are an integral part of these combined statements.

             INNOVATIVE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES,
                COBB/GWINNETT RIO, LTD., RIO REAL ESTATE, L.P.,
                        AND CG RESTAURANT PARTNERS, LTD.
                       COMBINED STATEMENTS OF CASH FLOWS
                     FOR THE YEARS ENDED DECEMBER 25, 1994,
                    DECEMBER 26, 1993, AND DECEMBER 27, 1992
                                 (In Thousands)

                                                                       1994              1993               1992
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income.................................................     $   2,435         $   1,396          $     729
   Adjustments to reconcile net income to net cash
      provided by operating activities:
      Depreciation and amortization...........................         2,362             2,086              1,729
      Deferred income taxes...................................           369               (55)               165
      Changes in operating assets and liabilities:
         Accounts receivable..................................           (36)              (61)              (211)
         Inventories..........................................           (90)              (74)               (21)
         Prepaid expenses.....................................            82              (156)                51
         Accounts payable.....................................           284               228                242
         Accrued expenses.....................................           786               443                356
         Income taxes.........................................          (507)              506               (346)
      Total adjustments.......................................         3,250             2,917              1,965
      Net cash provided by operating activities...............         5,685             4,313              2,694
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment........................        (4,994)          (11,828)            (2,465)
   Proceeds from sales of property and equipment..............             0             3,078                 16
   Increase in preopening costs...............................          (691)             (364)              (400)
   (Increase) decrease in other assets........................          (549)             (161)                46
   Cash obtained from acquisition of business.................             0                 0                164
      Net cash used in investing activities...................        (6,234)           (9,275)            (2,639)
CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings under demand note...............................         5,615                36              1,165
   Repayments of demand note..................................        (5,067)                0             (1,560)
   Borrowings of long-term debt...............................         1,122             9,527              4,981
   Repayments of long-term debt...............................        (1,526)           (4,295)            (3,456)
   Decrease in minority interest..............................             0               (47)               (49)
   Collections of notes receivable............................           600                 0                 76
   Partnership distributions..................................          (477)             (511)              (207)
   Proceeds from issuance of stock............................             0                44                125
   Repurchases of stock.......................................            (8)                0                  0
      Net cash provided by financing activities...............           259             4,754              1,075
NET (DECREASE) INCREASE IN CASH...............................          (290)             (208)             1,130

CASH, beginning of year.......................................         1,130             1,338                208
CASH, end of year.............................................     $     840         $   1,130          $   1,338

CASH PAYMENTS FOR INTEREST....................................     $     733         $     590          $     309

CASH PAYMENTS FOR INCOME TAXES................................     $   1,044         $     204          $     487


   The accompanying notes are an integral part of these combined statements.

             INNOVATIVE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES,
                COBB/GWINNETT RIO, LTD., RIO REAL ESTATE, L.P.,
                        AND CG RESTAURANT PARTNERS, LTD.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                    DECEMBER 25, 1994 AND DECEMBER 26, 1993



  1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Principles of Consolidation and Combination

      The combined financial statements include the consolidated accounts of Innovative Restaurant Concepts, Inc. ("IRC") and its majority-owned subsidiaries and the accounts of Cobb/ Gwinnett Rio, Ltd. ("CGR"), Rio Real Estate, L.P. ("RRE"), and CG Restaurant Partners, Ltd. ("CG, Ltd."), collectively referred to as the "Companies." The Companies are related entities through common management and ownership (Note 2). All significant intercompany accounts and transactions, including IRC's capital investment in CGR, RRE, and CG, Ltd., have been eliminated in consolidation and combination.

      General

      As of December 25, 1994, the Companies own and operate 16 restaurants which operate under four separate concepts: Rio Bravo Cantina, Rio Bravo Grill, Ray's on the River, and Green Hills Grille. In addition, as of December 25, 1994, IRC also owns two nonoperating restaurant properties which are in the process of conversion to Rio Bravo Cantina restaurants. The Companies' fiscal year ends on the last Sunday in December.

      Inventories

      Inventories, consisting principally of food, beverages, and supplies, are priced at the lower of cost (first-in, first-out method) or market (replacement cost).

      Property and Equipment

      Property and equipment are stated at cost. Maintenance and repair costs are charged to expense as incurred, and major renewals and betterments are capitalized. When property is retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statements of operations.

      For financial reporting purposes, depreciation is computed using both straight-line and accelerated methods over the following estimated useful lives of the assets:

                Buildings and improvements                      20 to 31.5 years
                Furniture, fixtures, and equipment              3 to 7 years
                Leaseholds and leasehold improvements           Term of lease

      Goodwill

      The Companies amortize costs in excess of fair value of net assets acquired, consisting primarily of goodwill acquired in the acquisition of Summit Restaurants, Inc. (Note 7), a wholly owned subsidiary of IRC, on a straight-line basis over 20 years. The Companies periodically evaluate the existence of goodwill impairment on the basis of whether the goodwill is fully recoverable from projected, undiscounted cash flows of the related business unit.

      Preopening Costs

      The Companies amortize preopening costs, consisting primarily of salaries, wages, and other direct costs incurred prior to the opening of a new restaurant, on a straight-line basis over a three-year period, commencing with the opening of the related restaurant.

      Income Taxes

      During 1992, IRC adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," and has applied the provisions of SFAS No. 109 retroactively to December 31, 1990. SFAS No. 109 requires the determination of deferred income taxes using the asset and liability method, under which deferred tax assets and liabilities are determined based on the differences between the financial accounting and tax bases of assets and liabilities. There was no material cumulative effect of this change in accounting on the Company's results of operations.

      The limited partnerships, CGR, RRE, and CG, Ltd. (the "Partnerships"), are not considered taxable entities for federal and state income tax purposes. All taxable income or loss is included in the separate tax returns of the partners, including IRC, in accordance with the terms of each partnership agreement. The accompanying statements of operations include pro forma adjustments to provide for income taxes as if the Partnerships were taxable entities for each of the years presented.


  2.  ORGANIZATION

      CG, Ltd.

      IRC is the sole general partner of CG, Ltd., with approximately 92% ownership. CG, Ltd. is the general partner of CGR, with approximately 50% ownership of CGR. CGR was formed to own and operate two Rio Bravo Cantina restaurants.

      The partnership agreement for CGR generally provides that net income and cash from operations, as defined, will be periodically distributed at the sole discretion of the general partner as follows: first, 100% to the limited partners (allocated according to their respective partnership interests) until they have received a 5% noncumulative preferential return on their respective net cash capital contributions; second, 100% to CG, Ltd. until it has received a 5% noncumulative preferential return on its net cash capital contribution; third, 66 2/3% to the limited partners and 33 1/3% to CG, Ltd. until all limited partners have received cumulative distributions (excluding any preferential return) equal to 100% of their respective cash capital contributions; and fourth, thereafter, split equally between the limited partners and CG, Ltd. Net losses, as defined, are allocated in proportion to the respective partnership interests.

      IRC manages the operations of CGR under the terms of a management agreement which provides for a monthly management fee of 7% of adjusted gross sales, as defined. In addition, the management agreement also provides that CGR reimburse IRC for direct expenses incurred on its behalf and for an allocable share of operational costs associated with services provided by IRC.

      RRE

      On December 13, 1990, IRC contributed capital to RRE totaling $582,000 in exchange for a limited partnership interest of $495,000 and a general partnership interest of $87,000. Additional amounts totaling $935,000 were contributed to RRE by private investors for the remaining limited partnership interest. IRC is the sole general partner of RRE with approximately 38% ownership. RRE owns land, property rights, and leasehold improvements for two Rio Bravo Cantina restaurants which are leased to IRC.

      General Manager Limited Partnerships

      During 1991 and 1990, IRC established limited partnerships with the general managers (the "GMs") of four of its restaurants: Ray's on the River, Rio Bravo Buckhead, Rio Bravo Nashville, and Rio Bravo Tampa. In the formation of each limited partnership, IRC contributed the net operating assets of each restaurant in exchange for a 92.5% general partnership interest. Each GM, in turn, signed a promissory note payable to IRC to purchase the remaining 7.5% (the minority interests) of each limited partnership.

      Effective January 1, 1993, IRC repurchased each GM's interest in the limited partnerships at estimated fair value, as defined in each partnership agreement. The aggregate purchase price of approximately $417,000 consisted of a combination of cash, the issuance of common stock, and cancellation of notes receivable from the GMs. In connection with this acquisition, IRC recorded goodwill of approximately $203,000, which is being amortized over 20 years.

  3.  DEMAND NOTE PAYABLE AND LONG-TERM DEBT

      Demand note payable and long-term debt at December 25, 1994 and December 26, 1993 consisted of the following:

                                                                                         1994           1993

       Demand note payable                                                          $   584,000    $    36,000

       Long-term debt:
           Note payable to bank bearing interest at the prime rate, due in equal monthly  installments of $14,333 plus interest with a final principal payment of approximately $216,000 due May 1, 1998;  collateralized by certain land of one of IRC's  restaurant  locations and is guaranteed
           by the major stockholder                                                     789,000        961,000

           Note payable to bank bearing interest at the prime rate, due in equal monthly  installments  of $44,373 plus interest  through  January 31,
           2000;  collateralized  by common stock and all personal  property and
           fixtures and guaranteed by the major stockholder                           2,662,000      3,195,000

           Note  payable  to a related  party  bearing  interest  at 8%,  due in monthly installments of $11,639, including interest through
           October 31, 1995                                                             112,000        237,000

           Note  payable to bank  bearing  interest at the prime rate plus .75%, payable  in  various  monthly  installments  with a  final  principal
           payment  of   approximately   $5,581,000,   due   December  1,  1999;
           collateralized by real estate,  furniture,  fixtures,  equipment, and other personal property of certain of IRC's restaurant  locations and
           is guaranteed by the major stockholder                                     6,940,000      6,434,000

           Note  payable to bank  bearing  interest  at the prime rate plus .5%, payable  in  various  monthly  installments  with a  final  principal payment of approximately $778,000, due July 10, 1997;  collateralized by real estate and other personal property of one of RRE's restaurant
           locations and is guaranteed by IRC                                           917,000        964,000

           Note payable to bank bearing  interest at the prime rate,  payable in equal  monthly  installments  of $2,750  plus  interest  with a final principal payment of approximately  $264,000,  due December 31, 1997;
           collateralized by real estate and other personal property of RRE             363,000        396,000
                                                                                     11,783,000     12,187,000

           Less current maturities                                                    1,145,000        930,000
           Long-term debt, less current maturities                                  $10,638,000    $11,257,000

      The prime rates at December 25, 1994 and December 26, 1993 were 8.5% and 6%, respectively. In March 1993, the Company entered into an interest rate swap agreement with a bank which converted $2,000,000 of floating rate debt to 7.13% fixed rate debt. Subsequent to year-end, the Company sold the rights available under this agreement and realized a gain on the sale of approximately $60,000.

      IRC has a line-of-credit agreement with a bank which provides for borrowings up to $700,000. This agreement expires December 31, 1999, and borrowings under this agreement bear interest at the prime rate, are due on demand, and are collateralized by IRC stock and a major stockholder guarantee. Available borrowings under the line-of-credit agreement totaled approximately $116,000 and $664,000 at December 25, 1994 and December 26, 1993, respectively.

      The note payable to the bank of $6,940,000 as of December 25, 1994 contains certain restrictive covenants on the part of IRC, including, but not limited to, the following:

              o    IRC's total  liabilities  to net worth ratio shall not exceed
                   3.25 to 1.

              o IRC's minimum cash flow to current maturities of long-term debt shall be at least 1.5 to 1.

              o IRC must maintain a minimum net worth of $6,300,000 at December 25, 1994, increasing by a minimum of $300,000 each year.

      As of December 25, 1994, IRC was in compliance with these covenants.

       Scheduled principal maturities of long-term debt as of December 25, 1994 were as follows:

                             1995                                 $ 1,145,000
                             1996                                   1,043,000
                             1997                                   1,818,000
                             1998                                   1,368,000
                             1999                                   6,409,000
                                                                  $11,783,000

  4.  LEASES AND RELATED-PARTY TRANSACTIONS

      During 1994, 1993, and 1992, IRC, CGR, and RRE leased land and restaurant facilities under operating lease agreements. In addition, IRC leased its office space under an operating lease with an outside party related through common ownership. These agreements expire at varying dates through 2012. The leases generally provide for payment by IRC, CGR, and RRE of real estate taxes and maintenance expenses and, in some instances, increased rental amounts based on a percentage of sales in excess of stipulated amounts. Renewal options, generally for periods of five years and under terms similar to the initial lease, are also available. Rental expenses and contingent rentals which are payable based on a percentage of sales in excess of stipulated amounts are as follows:

                                              December 25,    December 26,    December 27,
                                                  1994            1993            1992

       Rental expense                         $1,068,000      $  937,000      $  992,000
       Contingent rental expense                 409,000         363,000         264,000
           Total rental expense               $1,477,000      $1,300,000      $1,256,000

      Aggregate future minimum lease payments under noncancelable operating lease agreements are as follows at December 25, 1994:

                         1995                                     $ 1,112,000
                         1996                                       1,107,000
                         1997                                         977,000
                         1998                                         816,000
                         1999                                         758,000
                         Thereafter                                 7,809,000
                                                                   12,579,000
                         Less minimum amounts receivable under
                             noncancelable sublease                  (487,000)
                                                                  $12,092,000

  5.  STOCKHOLDERS' EQUITY

      Incentive Stock Options

      During 1987, IRC's board of directors approved an incentive stock option plan for key employees. The board of directors is authorized to issue options to acquire up to 900,000 shares of common stock at an option price equal to the estimated fair value of the common stock on the option grant date as determined by the board of directors. The options granted in 1987 vested ratably to the employee through 1992 and may be exercised until the earlier of termination of employment or December 27, 1997. For options granted subsequent to 1987, the employee has a vested right to exercise the options at any time until the earlier of termination of employment or expiration of the agreement (ten years from grant date). In the event of termination of employment, IRC has the right of first refusal to repurchase stock issued to employees under this plan. A summary of stock option activity is as follows:

                                                                             Price
                                                             Shares          Range

           Outstanding at December 29, 1991                 392,601        2.12-3.53
              Granted                                       290,750             3.53
              Canceled                                      (71,010)       2.12-3.53
              Exercised                                     (56,274)       2.12-3.53
           Outstanding at December 27, 1992                 556,067        2.12-3.53
              Granted                                        60,700             3.53
              Canceled                                       (6,822)            3.53
              Exercised                                     (19,803)       2.12-3.53
           Outstanding at December 26, 1993                 590,142        2.12-3.53
              Granted                                        76,500             5.01
              Canceled                                       (9,253)       3.53-5.01
           Outstanding at December 25, 1994                 657,389        2.12-5.01


      During 1992, 45,000 options were exercised with proceeds of a subscription receivable.

      Nonqualified Stock Options

      On December 31, 1990, IRC granted 22,500 nonqualified stock options to certain directors. The options were granted at an option price of $3.53 (the estimated fair value at date of grant), became vested upon the date of grant, and expire December 31, 2000. Additionally, during 1991, certain directors were issued 4,500 shares of common stock as compensation pursuant to provisions within the private placement memorandum. On March 1, 1992, IRC granted 90,000 nonqualified stock options to certain directors at an exercise price of $3.53 per share. These options vested upon the date of grant and expire March 1, 2002. During 1993, 105,000 options were exercised by certain directors with proceeds of a subscription receivable, and at December 25, 1994, 7,500 options remained unexercised.

      Stock Split

      Effective November 15, 1992, IRC amended its articles of incorporation to provide for a three-for-one split of its common stock. As a result, the par value of the stock became $.0333 per share, which is reflected in the accompanying balance sheets. All amounts in the accompanying financial statements have been adjusted to reflect this split.

      Authorized Shares

      Effective October 15, 1992, IRC amended its articles of incorporation to increase the number of authorized shares of common stock to 10,000,000.


  6.  INCOME TAXES

      The following tables set forth the provision (benefit) for income taxes of
      IRC:

                                                     December 25,    December 26,     December 27,
                                                         1994            1993             1992


       Current provision for income taxes:
          Federal                                    $ 495,000       $ 546,000        $  54,000
          State                                         70,000          99,000           45,000
                                                       565,000         645,000           99,000
       Deferred provision (benefit) for income
          taxes                                        369,000         (55,000)         165,000
                                                     $ 934,000       $ 590,000        $ 264,000

      The principal differences between the federal statutory income tax rate and the provision for income taxes of IRC as set forth in the accompanying statements of operations are as follows:


                                                                         Rate
                                                     December 25,    December 26,     December 27,
                                                         1994            1993             1992


       Federal statutory tax rate                       34.00%          34.00%           34.00%
       State taxes, net of federal tax
           benefit                                       4.12            4.27              4.33
       Other                                            (4.14)           0.29              0.15
       Effective tax rates                              33.98%          38.56%            38.48%

      The components of the deferred tax liability of IRC as of December 25, 1994 and December 26, 1993 were as follows:

                                                                         1994            1993

                Deferred tax assets:
                   Accrued compensation and miscellaneous
                     reserves                                        $   11,000      $   25,000

                Deferred tax liability:
                   Property and equipment                              (322,000)       (106,000)
                   Preopening costs                                    (345,000)       (206,000)
                                                                       (667,000)       (312,000)
                Valuation allowance                                           0               0
                                                                     $ (656,000)      $(287,000)

      The pro forma provision for income taxes of the Partnerships has been computed using the federal statutory income tax rate and the state income tax rate, net of the federal income tax benefit. The combined income of CGR, RRE, and CG, Ltd. which is not included in the taxable income of IRC was approximately $620,000, $456,000, and $307,000 for the years ended December 25, 1994, December 26, 1993, and December 27, 1992, respectively. Components of deferred tax assets and liabilities of the Partnerships are not material to the combined financial position of the Companies.


  7.  ACQUISITION OF RESTAURANT COMPANY

      During 1992, IRC issued 358,419 shares of common stock in exchange for substantially all the operating assets and liabilities of an unrelated restaurant company. The aggregate purchase price, including associated costs and liabilities assumed of approximately $1,579,000, totaled approximately $2,868,000. This acquisition has been accounted for as a purchase, and accordingly, the acquired assets and liabilities have been recorded at their estimated fair values at the date of acquisition. The acquisition resulted in goodwill of approximately $1,799,000, which is being amortized on a straight-line basis over 20 years. The operating results of the acquired company, which are not material to the accompanying financial statements, are included in the statements of operations beginning on the date of acquisition.

      In connection with this acquisition, IRC issued options to purchase 261,750 shares of common stock to certain key employees of the acquired company under IRC's incentive stock option plan (Note 5).

  8.  ACQUISITION OF RESTAURANT PROPERTIES

      During 1993 under a plan to obtain additional Rio Bravo Cantina Restaurant locations, IRC acquired nine restaurant properties from an unrelated party in two separate transactions. The total purchase price of the properties of approximately $9,938,000 was financed with the proceeds of a bank note (Note 3). IRC subsequently sold in 1993 three of the properties purchased in two unrelated transactions for a total of approximately $3,694,000, which consisted of cash and a promissory note receivable of $600,000. The proceeds from these two sales were used to pay down IRC's outstanding debt. The promissory note was collected during the year ended December 25, 1994. Of the remaining six restaurant properties, five have been converted and now operate as Rio Bravo Cantina restaurants and one is currently in the process of conversion to a Rio Bravo Cantina restaurant.

      During the year ended December 25, 1994, IRC purchased a restaurant site in Jacksonville, Florida, for approximately $1,225,000. At December 25, 1994, the site was in the process of being converted into a Rio Bravo Cantina restaurant, and this store opened as a Rio Bravo Cantina restaurant during January 1995.


  9.  MERGER AGREEMENT

      On October 14, 1994, the stockholders of IRC and the partners of CGR, RRE, and CG, Ltd. entered into an agreement with Applebee's International, Inc. ("Applebee's"), a publicly held company, to exchange 100% of the outstanding common stock of IRC and 100% of the outstanding partners' capital for registered shares of Applebee's common stock. Completion of this transaction is anticipated to occur in late March 1995.


10.   SUBSEQUENT EVENT

      On March 3, 1995, IRC purchased a restaurant site in Atlanta, Georgia, for approximately $800,000. IRC intends to construct a Rio Bravo Cantina restaurant on this site. In connection with this purchase and restaurant construction, IRC obtained a $2,000,000 note payable to a bank bearing interest at the prime rate, payable in monthly installments of $25,000 including interest, beginning April 1, 1996 with a final balloon payment due February 1, 1998. The note is collateralized by certain real and personal property and is guaranteed by the majority stockholder.